Exhibit 99.1

For Immediate Release

Equity Distribution Acquisition Corp. Will Redeem Its Public Shares and Will Not Consummate an Initial Business Combination

CHICAGO (August 9, 2022) – Equity Distribution Acquisition Corp. (EDAC, NYSE: EQD.U, EQD, EQD.WS), a special purpose acquisition company, today announced it intends to dissolve and liquidate following the provisions of its Amended and Restated Certificate of Incorporation. The company did not find an opportunity within the period required by its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) that aligned with its business goals. EDAC will redeem all of its outstanding shares of Class A common stock issued as part of the units sold in the company’s initial public offering (the “public shares”), effective as of the close of business on September 19, 2022.

Consistent with the provisions of the Amended and Restated Certificate of Incorporation, in connection with its dissolution and liquidation, the company will:

(i)	Cease all operations except for the purpose of winding up.

(ii)

As promptly as reasonably possible, but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to the company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (and, therefore, the public shares will have no right to receive further liquidating distributions, if any).

(iii)

As promptly as reasonably possible following such redemption, subject to the approval of EDAC’s remaining stockholders and the company’s board of directors, dissolve and liquidate, subject in each case to the company’s obligations under the General Corporation Law of the State of Delaware, to provide for claims of creditors and other requirements of applicable law.

Net of taxes, EDAC currently expects the per-share redemption price for the public shares will be approximately $10.01 (as finally determined, the “Redemption Amount”).

The Redemption Amount will be paid on September 19, 2022, to the beneficial owners of public shares held in street name without any required action on their part. The Redemption Amount will be paid to record holders of public shares after delivery of their public shares to the company’s transfer agent, Continental Stock Transfer & Trust Company, on or after September 19, 2022.

EDAC anticipates that the public shares will cease trading as of the close of business on September 16, 2022. As of the close of business on September 19, 2022, the public shares will be deemed cancelled and will represent only the right to receive the Redemption Amount. After September 19, 2022, the company shall cease all operations except for those required to wind up the company’s business.

There will be no redemption rights or liquidating distributions with respect to EDAC’s warrants, which will expire worthless. The company’s sponsor, directors and each member of EDAC’s management team have waived their rights to liquidating distributions with respect to all founder shares held by them.

EDAC expects that NYSE will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist its securities. The company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are not historical facts, including with respect to the company’s anticipated redemption, liquidation and dissolution, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek,” “future,” “project,” “anticipate” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors and risks that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the company’s Form S-1 relating to its initial public offering, Annual Report on Form 10-K and other documents the company has filed with the SEC, as amended from time to time. Copies of such filings are available on the SEC’s website, www.sec.gov.

Forward-looking statements speak only as of the date they are made, and the company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. The inclusion of any statement in this press release does not constitute an admission by the company or any other person that the events or circumstances described in such statements are material.

About Equity Distribution Acquisition Corp.

Equity Distribution Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, asset acquisition, stock exchange or purchase, reorganization, or combination thereof with one or more businesses.

Media Contact

Lesley Cheers, Senior Director, Communications, EGI

Tel: 312.466.3467

Email: lcheers@egii.com

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